Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 20, 2026 with respect to the audited financial statements of Oceanhawk Acquisition Corp. (the “Company”) as of December 31, 2025, and for the period from September 12, 2025 (inception) through December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

 /s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 20, 2026